Exhibit 99.3

August 6, 2018

Except where the context otherwise suggests, as used herein, (i) “MVW” refers to Marriott Vacations Worldwide Corporation, a Delaware corporation and the parent company of the Marriott Ownership Resorts, Inc. (the “Issuer”), and its subsidiaries, (ii) “ILG” refers to ILG, Inc., a Delaware corporation and the parent company of Interval Acquisition Corp. (“IAC”), and its subsidiaries; (iii) “Combined Company” refers to MVW and its subsidiaries, following completion of the Combination Transactions (as defined below); (iv) “we,” “our” and “us” refer to MVW, ILG or the Combined Company, as the context requires.

On April 30, 2018, Marriott Vacations Worldwide Corporation entered into that certain Agreement and Plan of Merger, dated as of April 30, 2018, by and among Marriott Vacations Worldwide Corporation, ILG, Inc., Ignite Holdco, Inc., Ignite Holdco Subsidiary, Inc., Volt Merger Sub, Inc. and Volt Merger Sub, LLC, as it may be amended, restated or otherwise modified (the “Merger Agreement”), pursuant to which MVW agreed to acquire ILG through a series of business combinations (the “Combination Transactions”).

The below “Unaudited Pro Forma Combined Financial Statements” were included in the Offering Memorandum dated August 6, 2018.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On April 30, 2018, MVW and ILG entered into the merger agreement, under which MVW will combine with ILG through the Combination Transactions. After the completion of the Combination Transactions, ILG will be an indirect wholly-owned subsidiary of MVW.

The following unaudited pro forma combined financial statements present the combination of the historical financial statements of MVW and ILG, adjusted to give effect to the Combination Transactions.

These unaudited pro forma combined financial statements give effect to the proposed Combination Transactions. Specifically, MVW presents the pro forma combined balance sheet as if the Combination Transactions had occurred on June 30, 2018. MVW presents the pro forma combined statements of income for each of the six months ended June 30, 2018 and June 30, 2017, the fiscal year ended December 31, 2017 and the twelve months ended June 30, 2018 as if the Combination Transactions had occurred on December 31, 2016, the beginning of the earliest period presented.

The unaudited pro forma combined financial statements were prepared using purchase accounting with MVW considered the acquirer of ILG. Under purchase accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values, with any excess purchase price allocated to goodwill. The unaudited pro forma purchase price allocation was based on a preliminary estimate of the fair values of the tangible and intangible assets and liabilities of ILG. Following the effective date of the Combination Transactions, MVW expects to complete the purchase price allocation after considering the fair value of ILG’s assets and liabilities at the level of detail necessary to finalize the required purchase price allocation. Accordingly, the unaudited pro forma purchase price allocations are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The final purchase price allocation may be different than that reflected in the unaudited pro forma purchase price allocation presented herein, and this difference may be material.

In order to make these unaudited pro forma combined financial statements easier to read, MVW refers to unaudited pro forma combined financial statements, associated adjustments and related information as the “pro forma financial statements” throughout this offering memorandum. All such statements and information are unaudited and combined, except where such information by its presentation or context applies only to MVW or ILG.

The pro forma financial statements do not reflect the realization of any expected cost savings or other synergies from the acquisition of ILG as a result of restructuring activities and other cost savings initiatives. MVW currently estimates that synergies and planned restructuring activities will result in annual combined cost savings of at least $75 million within two years following the consummation of the Combination Transactions, which are not reflected in the pro forma financial statements. Although MVW believes such cost savings and other synergies will be realized following the business combination, there can be no assurance that these cost savings or any other synergies will be achieved in full or at all. In addition, the pro forma financial statements do not reflect the planned restructuring charges associated with these cost savings, which are expected to be expensed in MVW’s statement of income. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the Combined Company when the Combination Transactions are completed.

The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions that MVW’s management believes are reasonable as of the date hereof. The pro forma adjustments and related assumptions are described in the accompanying notes presented on the following pages, which should be read together with the pro forma financial statements. Additionally, MVW is still in the process of identifying and evaluating any accounting policy differences that would require conformity of policy and any pro forma adjustments needed to reflect the same.

The pro forma financial statements are for informational purposes only and are not intended to represent or to be indicative of the actual results of operations or financial position that the combined MVW and ILG business would have reported had the Combination Transactions been completed as of the dates set forth in the pro forma financial statements and should not be taken as being indicative of future combined results of operations or financial position. The actual results may differ significantly from those reflected in the pro forma financial statements for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the pro forma financial statements and actual amounts. As a result, the pro forma financial statements do not purport to be indicative of what the financial condition or results of operations would have been had the Combination Transactions been completed on the applicable dates of the unaudited pro forma financial statements. They also may not be useful in predicting the future financial condition and results of operations of the Combined Company.

The pro forma financial statements are based on, and should be read together with, the separate historical consolidated financial statements and accompanying notes of MVW and ILG for the applicable periods, which are incorporated by reference in this offering memorandum:

•

MVW consolidated financial statements as of and for (1) the year ended December 31, 2017 in its Current Report on Form 8-K filed with the SEC on June 5, 2018 and (2) each of the six months ended June 30, 2018 and June 30, 2017 in its Quarterly Report on Form 10-Q filed with the SEC on August 2, 2018; and

•

ILG consolidated financial statements as of and for (1) the year ended December 31, 2017 in its Current Report on Form 8-K filed with the SEC on June 5, 2018 and (2) each of the six months ended June 30, 2018 and June 30, 2017 in its Quarterly Report on Form 10-Q filed with the SEC on August 3, 2018.

Rounding

Calculated values were determined using whole numbers.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of June 30, 2018

(In millions)

	Historical		Pro forma adjustments			Pro forma combined
	MVW	ILG(a)
ASSETS
Cash and cash equivalents	$548	$143	$(501)	(b	)	$190
Restricted cash	171	219				390
Accounts receivable, net	68	115	(14)	(c	)	169
Vacation ownership notes receivable, net	1,168	734	52	(d	)	1,954
Inventory	690	558	44	(e	)	1,292
Investments in unconsolidated entities	—	54				54
Property and equipment	247	606	6	(f	)	859
Goodwill	—	564	2,171	(g	)	2,735
Intangible assets, net	—	428	432	(h	)	860
Other	166	240	(22)	(i	)	384

TOTAL ASSETS	$3,058	$3,661	$2,168			$8,887

LIABILITIES AND EQUITY
Accounts payable	$84	$48	$(3)	(c	)	$129
Advance deposits	96	95				191
Accrued liabilities	100	161	(8)	(c	)	253
Deferred revenue	99	259	(9)	(j	)	349
Payroll and benefits liability	85	64				149
Deferred compensation liability	83	8				91
Debt, net	1,332	1,037	2	(k	)	3,809
			1,438	(l	)
Other	11	110	(3)	(c	)	118
Deferred taxes	102	142	60	(m	)	304

TOTAL LIABILITIES	1,992	1,924	1,477			5,393

Redeemable non-controlling interest	—	1				1
Contingencies and Commitments
Preferred stock	—	—				—
Common stock	—	1	(1)	(g	)	—
			—	(n	)
Treasury stock	(696)	(164)	164	(g	)	(696)
Additional paid-in capital	1,191	1,281	(1,281)	(g	)	3,671
			2,443	(n	)
			37	(o	)
Accumulated other comprehensive income	16	(36)	36	(g	)	16
Retained earnings	555	615	(615)	(g	)	463
			(2)	(l	)
			(104)	(p	)
			14	(m	)

TOTAL EQUITY BEFORE NON-CONTROLLING INTERESTS	1,066	1,697	691			3,454

Non-controlling interests	—	39				39

TOTAL EQUITY	1,066	1,736	691			3,493

TOTAL LIABILITIES AND EQUITY	$3,058	$3,661	$2,168			$8,887

Notes to Unaudited Pro Forma Combined Balance Sheet

(a)

Certain reclassification adjustments have been made to the historical presentation of ILG financial information in order to conform to a combined unclassified MVW balance sheet. In order to prepare the pro forma financial statements, MVW performed a preliminary review of ILG’s accounting policies to identify significant differences. After the Combination Transactions are completed, MVW will conduct an additional review of ILG’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of ILG’s results of operations, assets or liabilities to conform to MVW’s accounting policies and classifications. As a result of that review, MVW may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements.

	At June 30, 2018
($ in millions)	ILG	Reclassification adjustments	ILG conformed to MVW’s presentation
Restricted cash and cash equivalents—current	$215	$(215)	$—
Restricted cash and cash equivalents—non-current	4	(4)	—
Restricted cash	—	219	219

	$219	$—	$219

Vacation ownership mortgages receivable, net— current	$77	$(77)	$—
Vacation ownership mortgages receivable, net—non-current	657	(657)	—
Vacation ownership notes receivable, net	—	734	734

	$734	$—	$734

Vacation ownership inventory— current	$486	$(486)	$—
Vacation ownership inventory—non-current	72	(72)	—
Inventory	—	558	558

	$558	$—	$558

Prepaid income taxes	$36	$(36)	$—
Prepaid expenses	91	(91)	—
Other current assets	30	(30)	—
Other non-current assets	83	(83)	—
Other	—	240	240

	$240	$—	$240

Accrued expenses and other current liabilities	$95	$(95)	$—
Advance deposits	—	95	95

	$95	$—	$95

Income taxes payable, non-current	$2	$(2)	$—
Accounts payable	—	2	2

	$2	$—	$2

Other long-term liabilities	$8	$(8)	$—
Deferred compensation liability	—	8	8

	$8	$—	$8

	At June 30, 2018
($ in millions)	ILG	Reclassification adjustments	ILG conformed to MVW’s presentation
Current portion of securitized debt from VIEs	$128	$(128)	$—
Securitized debt from VIEs—non-current	361	(361)	—
Debt, net	—	489	489

	$489	$—	$489

Deferred revenue—current	$177	$(177)	$—
Deferred revenue—non-current	82	(82)	—
Deferred revenue	—	259	259

	$259	$—	$259

(b)	Represents net use of cash as part of consummating the Combination Transactions.

(c)	To reflect the elimination of intercompany balances between MVW and ILG.

(d)

To reflect the estimated purchase accounting adjustment to ILG’s vacation ownership notes receivable remeasured at fair value. Fair value was determined using an income approach based on the expected future performance of the respective vacation ownership notes receivable portfolio.

(e)

To reflect the estimated purchase accounting adjustment to ILG’s vacation ownership inventory remeasured at fair value. Fair value was determined using an income approach based on expected proceeds from sales of vacation ownership inventory, less costs to sell and a normal profit margin on these sales.

(f)

To reflect the estimated purchase accounting adjustment to property and equipment owned by ILG. Fair value was based on most recent available independent appraisals. Refer to note (g) to the “Notes to Unaudited Pro Forma Combined Statements of Income” for additional details regarding the pro forma adjustments related to remeasuring these items to fair value.

(g)	To reflect adjustments to remove ILG’s historical goodwill and stockholders’ equity, and to recognize goodwill generated by the Combination Transactions.

Under purchase accounting, the total estimated purchase consideration and non-controlling interests will be allocated to ILG’s tangible and intangible assets and liabilities based on final determinations of fair value as of the date the Combination Transactions are completed. The purchase price will be computed using the value of MVW common stock and the number of outstanding shares of ILG common stock and equity-based awards on the closing date of the Combination Transactions. Therefore the actual purchase price and resulting goodwill will fluctuate with the market price of MVW common stock and the number of outstanding shares of ILG common stock and equity-based awards until the Combination Transactions are consummated. As a result, the final purchase price and goodwill could differ significantly from the current estimate, which could materially impact the pro forma financial statements.

Total purchase consideration noted in the table below was determined based on the issuance of approximately 20.5 million shares of MVW common stock using a stock price of $119.13, the closing price as of July 27, 2018. At this stock price, the allocation of total estimated purchase consideration results in goodwill of $2.7 billion, as detailed in table below. As a measure of sensitivity on total purchase consideration, a change of $10 to the stock price used would change the total purchase consideration by approximately $207 million. As a reference, MVW’s stock price volatility over the period between January 1, 2018 and July 27, 2018 has ranged from a high of $154.14 to a low of $107.17.

The preliminary estimated allocation of the purchase consideration and non-controlling interests, on a pro forma basis, as if the Combination Transactions closed on June 30, 2018 is as follows. The preliminary estimated allocation will be subject to further refinement and may result in material changes. These changes will primarily relate to the allocation of consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified.

(in millions, except per share data)
Equivalent shares of MVW common stock to be issued	20.5
MVW common stock price as of July 27, 2018	$119.13

Estimated stock consideration to be transferred	2,443
Cash consideration to ILG stockholders	1,833
Fair value of MVW equity-based awards issued in exchange for vested ILG equity-based awards (see note(o))	37

Estimate of consideration expected to be transferred	4,313
Redeemable non-controlling interest(1)	1
Non-controlling interests(1)	39

Estimate of total value to allocate	$4,353
ILG’s book value of net assets before non-controlling interests	(1,697)
Redeemable non-controlling interest(1)	(1)
Non-controlling interests(1)	(39)
Adjustments to historical net book values:
Vacation ownership notes receivable (see note(d))	(52)
Inventory (see note(e))	(44)
Property and equipment (see note(f))	(6)
Intangible assets (see note(h))	(432)
Other assets (see note(i))	22
Deferred revenue (see note(j))	(9)
Debt (see note(k))	2
Deferred taxes (see note(m))	74
Reversal of historical ILG goodwill	564

Goodwill	$2,735

(1)

Represents non-controlling interests remaining in ILG. These non-controlling interests include the CLC World Resorts & Hotels interest in VRI Europe (a fully consolidated joint venture resort management company of which ILG purchased 75.5% of the shares in connection with the VRI Europe transaction on November 4, 2013), the non-controlling interests held in ILG’s fully consolidated joint venture entity acquired as part of the acquisition of the vacation ownership business of Hyatt Corporation on October 1, 2014, and the portion of ILG’s consolidated HOAs related to individual or third-party vacation ownership product owners. For the purposes of these pro forma financial statements, the book value of the non-controlling interests was used for the purchase price allocation, which is preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.

(h)

To reflect adjustments to ILG’s historical intangible assets, and to recognize the amount of the total estimated purchase consideration allocated to intangible assets with definite-lives and indefinite-lives, consisting of ILG’s member relationships, management contracts, and trade names and trademarks. Refer to note (i) to the “Notes to Unaudited Pro Forma Combined Statements of Income” for additional details regarding the pro forma adjustments related to these intangible assets.

(i)

In its adoption of ASC 606, MVW elected to apply the practical expedient permitted under the standard to expense costs rather than capitalize costs to obtain a contract as incurred whereas ILG elected to capitalize these costs. As MVW has an accounting policy to expense these costs as incurred, this pro forma adjustment reflects the elimination of the assets recorded by ILG related to these capitalized costs and the associated amortization during the respective periods and recognizes an estimate of costs during the respective periods that would have been expensed in order to conform ILG’s accounting policy to that of MVW.

(j)

To reflect the estimated purchase accounting adjustment to ILG’s deferred revenue balances. Purchase accounting requires that the acquiring entity should recognize deferred revenue of the acquired company only if it relates to a legal performance obligation assumed by the acquiring entity. Consequently, ILG’s pre-Combination Transactions deferred revenue as of the Combination Transactions date for which there is no remaining legal performance obligation post-Combination Transactions is eliminated in purchase accounting. The actual amount of the purchase accounting adjustment will be based on the deferred revenue balances at the close of the Combination Transactions.

(k)	To reflect the estimated purchase accounting adjustments related to the existing ILG debt re-measured at fair value.

(l)

Represents assumptions related to net changes to borrowings for purposes of funding the Combination Transactions. The Exchange Notes are expected to have substantially the same terms as the Existing IAC Notes exchanged and will be reflected in the pro forma combined balance sheet at estimated fair value as indicated in note (k). The actual amount drawn under the New Credit Facilities will be based on the cash balances available on the closing date of the Combination Transactions.

Approximately $327 million of vacation ownership notes receivable were purchased by the 2018-1 Trust on June 28, 2018. On July 26, 2018, the 2018-1 Trust purchased an additional $57 million of vacation ownership notes receivable and $55 million was released from restricted cash. As of July 26, 2018, the 2018-1 Trust held $51 million of the proceeds from the MVW Securitization, which will be released to MVW as the remaining vacation ownership notes receivable are purchased, which MVW expects will occur prior to September 30, 2018. See “Description of Other Indebtedness—Existing MVW Debt—MVW Securitization.”

($ in millions)	Term	At June 30, 2018
Senior secured term loan—variable rate	7 years	$900
Senior unsecured financing—fixed rate	8 years	750
Revolving credit facility—variable rate	5 years	28

Total amount issued or drawn as of June 30, 2018		1,678
Debt issuance costs and discounts		(37)
Repayment of outstanding ILG credit facility		(205)
Write off of historical debt issuance costs and discounts		2

		$1,438

(m)

Represents deferred income tax adjustments recorded at an estimated statutory blended rate of 24.0% to reflect the differences in the carrying values of the acquired assets and the assumed liabilities, excluding goodwill, for financial reporting purposes and the cost basis for income tax purposes, which will be carried over as part of the Combination Transactions. Deferred taxes relating to goodwill for prior ILG acquisitions have also been removed from the pro forma financial statements. Also includes tax adjustments related to transaction costs, a portion of which are capitalized and a portion of which are deductible, and other pro forma adjustments noted herein.

(n)

To reflect the approximately 20.5 million share issuance calculated and priced as of July 27, 2018, which was partially offset by certain other pro forma adjustments impacting Additional paid-in capital. The actual number of shares of MVW common stock that MVW will issue to ILG stockholders upon closing of the Combination Transactions will be based on the actual number of shares of ILG common stock outstanding when the Combination Transactions close, and the valuation of those shares will be based on the trading price of MVW common stock at that time.

(o)

To reflect stock compensation adjustments related to the issuance of MVW equity-based awards to replace ILG equity-based awards for pre-Combination Transactions services. Under acquisition accounting, the fair value of replacement awards attributable to pre-Combination Transactions services are to be included in the consideration transferred and treated as Additional paid-in capital.

(p)	To reflect the amounts related to transaction costs directly attributable to the Combination Transactions which are not presented on the historical balance sheet.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2018

(In millions)

	Historical		Pro forma adjustments				Pro forma combined
	MVW	ILG(a)
REVENUES
Sale of vacation ownership products	$380	$244	$				$624
Resort management and other services	148	298		(12)	(b	)	433
				(1)	(c	)
Financing	71	47		(8)	(d	)	110
Rental	149	224					373
Cost reimbursements	418	131					549

TOTAL REVENUES	1,166	944		(21)			2,089
EXPENSES
Cost of vacation ownership products	103	61		6	(e	)	170
Marketing and sales	215	159		(6)	(b	)	371
				3	(f	)
Resort management and other services	79	132		(6)	(b	)	204
				(1)	(f	)
Financing	8	8					16
Rental	119	142					261
General and administrative	62	155		—	(f	)	191
				—	(g	)
				(26)	(h	)
Litigation settlement	16	—					16
Consumer financing interest	13	7					20
Royalty fee	31	22					53
Amortization expense of intangibles	—	10		12	(i	)	22
Cost reimbursements	418	131					549

TOTAL EXPENSES	1,064	827		(18)			1,873
(Losses) gains and other (expense) income, net	(6)	—					(6)
Interest expense	(9)	(15)		(43)	(j	)	(67)
Other	(23)	2					(21)

EARNINGS BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	64	104		(46)			122
Provision for income taxes	(17)	(33)		10	(k	)	(40)

NET INCOME	47	71		(36)			82

Net income attributable to non-controlling interests	—	(2)					(2)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$47	$69		$(36)			$80

MARRIOTT VACATIONS WORLDWIDE CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

SIX MONTHS ENDED JUNE 30, 2017

(In millions)

	Historical		Pro forma adjustments			Pro forma combined
	MVW	ILG(a)
REVENUES
Sale of vacation ownership products	$366	$223	$			$589
Resort management and other services	139	244		(11)	(b)	372
Financing	65	43		(4)	(d)	104
Rental	137	207				344
Cost reimbursements	384	168				552

TOTAL REVENUES	1,091	885		(15)		1,961
EXPENSES
Cost of vacation ownership products	95	54		6	(e)	155
Marketing and sales	196	145		(6)	(b)	334
				(1)	(f)
Resort management and other services	77	68		(5)	(b)	140
				—	(f)
Financing	7	9				16
Rental	112	155				267
General and administrative	57	142		—	(f)	198
				—	(g)
				(1)	(h)
Litigation settlement	—	—				—
Consumer financing interest	12	5				17
Royalty fee	32	21				53
Amortization expense of intangibles	—	10		12	(i)	22
Cost reimbursements	384	168				552

TOTAL EXPENSES	972	777		5		1,754
Gains and other income, net	—	—				—
Interest expense	(3)	(12)		(44)	(j)	(59)
Other	(1)	13				12

EARNINGS BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	115	109		(64)		160
Provision for income taxes	(39)	(38)		24	(k)	(53)

NET INCOME	76	71		(40)		107

Net income attributable to non-controlling interests	—	(1)				(1)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$76	$70		$(40)		$106

MARRIOTT VACATIONS WORLDWIDE CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2017

(In millions)

	Historical		Pro forma adjustments			Pro forma combined
	MVW	ILG(a)
REVENUES
Sale of vacation ownership products	$757	$464	$			$1,221
Resort management and other services	279	501		(23)	(b)	757
Financing	135	89		(10)	(d)	214
Rental	262	391				653
Cost reimbursements	750	326				1,076

TOTAL REVENUES	2,183	1,771		(33)		3,921
EXPENSES
Cost of vacation ownership products	194	90		14	(e)	298
Marketing and sales	395	293		(12)	(b)	675
				(1)	(f)
Resort management and other services	155	165		(10)	(b)	310
				—	(f)
Financing	18	17				35
Rental	223	295				518
General and administrative	110	285		—	(f)	394
				—	(g)
				(1)	(h)
Litigation settlement	4	—				4
Consumer financing interest	25	12				37
Royalty fee	63	43				106
Amortization expense of intangibles	—	20		25	(i)	45
Cost reimbursements	750	326				1,076

TOTAL EXPENSES	1,937	1,546		15		3,498
Gains and other income, net	6	—				6
Interest expense	(10)	(26)		(86)	(j)	(122)
Other	(2)	4				2

EARNINGS BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	240	203		(134)		309
Provision for income taxes	(5)	(26)		51	(k)	20

NET INCOME	235	177		(83)		329

Net income attributable to non-controlling interests	—	(3)				(3)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$235	$174		$(83)		$326

MARRIOTT VACATIONS WORLDWIDE CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

TWELVE MONTHS ENDED JUNE 30, 2018

(In millions)

	Historical		Pro forma adjustments			Pro forma combined
	MVW	ILG(a)
REVENUES
Sale of vacation ownership products	$771	$485	$			$1,256
Resort management and other services	288	555		(24)	(b)	818
				(1)	(c)
Financing	141	93		(14)	(d)	220
Rental	274	408				682
Cost reimbursements	784	289				1,073

TOTAL REVENUES	2,258	1,830		(39)		4,049
EXPENSES
Cost of vacation ownership products	202	97		14	(e)	313
Marketing and sales	414	307		(12)	(b)	712
				3	(f)
Resort management and other services	157	229		(11)	(b)	374
				1	(f)
Financing	19	16				35
Rental	230	282				512
General and administrative	115	298		—	(f)	387
				—	(g)
				(26)	(h)
Litigation settlement	20	—				20
Consumer financing interest	26	14				40
Royalty fee	62	44				106
Amortization expense of intangibles	—	20		25	(i)	45
Cost reimbursements	784	289				1,073

TOTAL EXPENSES	2,029	1,596		(8)		3,617
Gains and other income, net	—	—				—
Interest expense	(16)	(29)		(85)	(j)	(130)
Other	(24)	(7)				(31)

EARNINGS BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	189	198		(116)		271
Provision for income taxes	17	(21)		37	(k)	33

NET INCOME	206	177		(79)		304

Net income attributable to non-controlling interests	—	(4)				(4)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$206	$173		$(79)		$300

Notes to Unaudited Pro Forma Combined Statements of Income

(a)

Certain presentation changes have been made to the historical presentation of ILG financial information in order to conform to a combined MVW presentation. In order to prepare the pro forma financial statements, MVW performed a preliminary review of ILG’s accounting policies to identify significant differences. After the Combination Transactions are completed, MVW will conduct an additional review of ILG’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of ILG’s results of operations, assets or liabilities to conform to MVW’s accounting policies and classifications. As a result of that review, MVW may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the pro forma financial statements.

	Six Months Ended June 30, 2018
($ in millions)	ILG	Reclassification adjustments	ILG conformed to MVW’s presentation
Service and membership related	$300	$(300)	$—
Rental and ancillary services	222	(222)	—
Resort management and other services	—	298	298
Rental	—	224	224

	$522	$—	$522

Cost of service and membership related sales	$132	$(132)	$—
Cost of sales of rental and ancillary services	142	(142)	—
Resort management and other services	—	132	132
Rental	—	142	142

	$274	$—	$274

Cost of consumer financing	$15	$(15)	$—
Financing	—	8	8
Consumer financing interest	—	7	7

	$15	$—	$15

Depreciation expense	$31	$(31)	$—
General and administrative	—	31	31

	$31	$—	$31

Interest income	$1	$(1)	$—
Equity in earnings from unconsolidated entities	1	(1)	—
Other	—	2	2

	$2	$—	$2

	Six Months Ended June 30, 2017
($ in millions)	ILG	Reclassification adjustments	ILG conformed to MVW’s presentation
Service and membership related	$247	$(247)	$—
Rental and ancillary services	204	(204)	—
Resort management and other services	—	244	244
Rental	—	207	207

	$451	$—	$451

Cost of service and membership related sales	$68	$(68)	$—
Cost of sales of rental and ancillary services	155	(155)	—
Resort management and other services	—	68	68
Rental	—	155	155

	$223	$—	$223

Cost of consumer financing	$14	$(14)	$—
Financing	—	9	9
Consumer financing interest	—	5	5

	$14	$—	$14

Depreciation expense	$30	$(30)	$—
General and administrative	—	30	30

	$30	$—	$30

Equity in earnings from unconsolidated entities	$3	$(3)	$—
Other	—	3	3

	$3	$—	$3

	Year Ended December 31, 2017
($ in millions)	ILG	Reclassification adjustments	ILG conformed to MVW’s presentation
Service and membership related	$506	$(506)	$—
Rental and ancillary services	386	(386)	—
Resort management and other services	—	501	501
Rental	—	391	391

	$892	$—	$892

Cost of service and membership related sales	$165	$(165)	$—
Cost of sales of rental and ancillary services	295	(295)	—
Resort management and other services	—	165	165
Rental	—	295	295

	$460	$—	$460

Cost of consumer financing	$29	$(29)	$—
Financing	—	17	17
Consumer financing interest	—	12	12

	$29	$—	$29

Depreciation expense	$60	$(60)	$—
General and administrative	—	60	60

	$60	$—	$60

Interest income	$1	$(1)	$—
Gain on bargain purchase	2	(2)	—
Equity in earnings from unconsolidated entities	4	(4)	—
Other	—	7	7

	$7	$—	$7

	Twelve Months Ended June 30, 2018
($ in millions)	ILG	Reclassification adjustments	ILG conformed to MVW’s presentation
Service and membership related	$559	$(559)	$—
Rental and ancillary services	404	(404)	—
Resort management and other services	—	555	555
Rental	—	408	408

	$963	$—	$963

Cost of service and membership related sales	$229	$(229)	$—
Cost of sales of rental and ancillary services	282	(282)	—
Resort management and other services	—	229	229
Rental	—	282	282

	$511	$—	$511

Cost of consumer financing	$30	$(30)	$—
Financing	—	16	16
Consumer financing interest	—	14	14

	$30	$—	$30

Depreciation expense	$61	$(61)	$—
General and administrative	—	61	61

	$61	$—	$61

Interest income	$2	$(2)	$—
Gain on bargain purchase	2	(2)	—
Equity in earnings from unconsolidated entities	2	(2)	—
Other	—	6	6

	$6	$—	$6

(b)	To reflect the elimination of intercompany revenue and expenses between MVW and ILG.

(c)

To record decreases in amortized deferred revenue related to the decreases in fair value of ILG’s deferred revenue based on the purchase price allocation. Refer to note (j) to the “Notes to Unaudited Pro Forma Combined Balance Sheet” for additional details regarding the pro forma adjustments related to deferred revenue.

(d)

To reflect an adjustment to financing revenue to convert interest income recognition from acquired vacation ownership notes receivable to approximate the level-yield method pursuant to Accounting Standards Codification 310-30, Receivables—Loans and Debt Securities Acquired with Deteriorated Credit Quality. The level-yield method requires MVW to recognize as interest income the excess of the cash flows expected to be collected on the acquired vacation ownership notes receivable portfolio over the fair value of the portfolio.

(e)

To reflect the impact to cost of sales attributable to the purchase price adjustment remeasuring vacation ownership inventory to fair value, which has a recurring impact post-close of the Combination Transactions.

(f)

In its adoption of ASC 606, MVW elected to apply the practical expedient permitted under the standard to expense costs rather than capitalize costs to obtain a contract as incurred and ILG elected to capitalize these costs. As MVW has an accounting policy to expense these costs as incurred, this pro forma adjustment reflects the elimination of the assets recorded by ILG related to these capitalized costs and the associated amortization during the respective periods and recognizes an estimate of costs during the respective periods that would have been expensed in order to conform ILG’s accounting policy to that of MVW.

(g)

To reflect a preliminary pro forma adjustment to recognize changes to straight-line depreciation expense resulting from the fair value adjustments to acquired property and equipment. The pro forma adjustments for depreciation expense are based on the preliminary purchase price allocation which is subject to further adjustments as additional information becomes available and as additional analyses are performed.

(h)	To reflect the elimination of non-recurring transaction-related expenses incurred by MVW or ILG directly associated with the Combination Transactions.

(i)

To reflect a preliminary pro forma adjustment to recognize incremental straight-line amortization expense resulting from the allocation of purchase consideration to definite-lived intangible assets subject to amortization. The pro forma adjustments for amortization expense are as follows:

(in millions)	Fair Value	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	Year Ended December 31, 2017	Twelve Months Ended June 30, 2018	Weighted average useful life (years)
Member relationships	$524	$17	$17	$35	$35	15
Management contracts	$216	5	5	10	10	22

		22	22	45	45
Previously recorded amortization expense of intangibles		(10)	(10)	(20)	(20)

		$12	$12	$25	$25

(j)

Pro forma interest expense includes estimates for the fixed and variable rate debt MVW intends to issue to fund the Combination Transactions, including the impact of changes to amortization of debt issuance costs, discounts and purchase accounting adjustments. The pro forma interest expense associated with newly issued debt is based on a weighted average interest rate of 5.6%. The actual interest rate will be based on market and other conditions. For each 1/8% (12.5 basis points) change in the estimated weighted average interest rate for the new variable rate senior secured term loan, the new fixed rate senior unsecured financing and the new variable rate credit facility, interest expense would increase or decrease by approximately $2 million per year.

(in millions)	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	Year Ended December 31, 2017	Twelve Months Ended June 30, 2018
Interest expense on new debt	$46	$47	$92	$91
Amortization of debt issuance costs	3	3	5	5
Less: historical interest expense on ILG credit facility	(4)	(4)	(9)	(9)
Less: historical amortization of debt issuance costs	(2)	(2)	(3)	(3)
Amortization of change in fair value of acquired debt	—	—	1	1

	$43	$44	$86	$85

(k)

To reflect the pro forma tax effect of the adjustments herein at an estimated statutory blended rate of 24.0% for the six months ended June 30, 2018, 37.5% for the six months ended June 30, 2017, 37.5% for the year ended December 31, 2017, and 32.2% for the twelve months ended June 30, 2018. The 2017 historical income statement includes the estimated impacts of the Tax Cuts and Jobs Act, which have not been reflected in the pro forma financial statements. For the purposes of these pro forma financial statements, MVW has not made adjustments related to the remeasurement of the deferred tax assets and liabilities due to the reduction the corporate tax rate from 35% to 21%, and the transition tax on un-repatriated earnings of foreign subsidiaries with respect to the Combined Company since these are non-recurring items and not directly attributable to the Combination Transactions.